Registration No. 333-_________

As filed with the Securities and Exchange Commission on July 1, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Peapack-Gladstone Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

New Jersey	22-3537895
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Hills Drive, Suite 300
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)

Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan

(Full Title of the Plan)

Copies to:

Jeffrey J. Carfora	Lawrence M.F. Spaccasi, Esq.
Chief Financial Officer	Jeffrey M. Cardone, Esq.
Peapack-Gladstone Financial Corporation	Scott A. Brown, Esq.
500 Hills Drive, Suite 300	Luse Gorman, PC
Bedminster, New Jersey 07291	5335 Wisconsin Ave., N.W., Suite 780
(908) 234-0700	Washington, DC 20015-2035
(Name, Address and Telephone	(202) 274-2000
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ◻	Accelerated filer ⌧
Non-accelerated filer ◻	Smaller reporting company ◻
Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, no par value per share	500,000	$13.93(2)	$15,965,000	$1,742
_________________________
(1)
Represents the maximum number of shares of the registrant’s common stock, no par value, (“Common Stock”) reserved for issuance pursuant to the Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan (the “Plan”).  Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”) this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock split, stock dividend or similar adjustment of the outstanding common stock of Peapack-Gladstone Financial Corporation (the “Company”) pursuant to 17 C.F.R. Section 230.416(a).

(2)	Determined pursuant to 17 C.F.R. Sections 230.45(h)(1).

________________________

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. § 230.462.

PART I.
Items 1 and 2.  Plan Information and Registrant Information and Employee Plan Annual Information
The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act.
Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II.
Item 3.  Incorporation of Documents by Reference

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:
(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-16197), filed with the Commission on March 12, 2021;
(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and
(c) The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A/A (Amendment No. 1) filed with the Commission on August 18, 2008 (File No. 001-16197), as updated by Exhibit 4.E to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-16197), filed with the Commission on March 13, 2020, including any amendment or report filed for the purpose of updating such information
All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.
Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.
All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities
Not applicable.
Item 5.  Interests of Named Experts and Counsel
None.

Item 6.  Indemnification of Directors and Officers

Indemnification. Article VI of the Company’s certificate of incorporation provides that the Company shall indemnify a director or officer of the Company or of a subsidiary of the Company against his reasonable expenses and all liabilities in connection with any proceeding involving that director or officer of the Company or a wholly-owned subsidiary of the Company, including a proceeding by or in the right of the Company or its wholly-owned subsidiary, unless such breach of duty is based on an act or omission (a) in breach of such person’s duty of loyalty to the Company or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit. The Company shall advance or pay those reasonable expenses incurred by such director or officer in a proceeding as and when incurred, provided, however, that the director or officer shall, as a condition to receipt of such advances, undertake to repay all amounts advanced if it shall finally be adjudicated that the breach of duty by the director or officer was based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company (and/or its subsidiary) or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit.

The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, and a person serving as a “corporate agent” at the request of the corporation for any other enterprise.

With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent’s expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

Exculpation. Article VI of the Company’s certificate of incorporation provides that no director or officer of the Company, or of a subsidiary of the Company, shall be personally liable to the Company or to its shareholders for damages for breach of any duty owed to the Company or its shareholders unless such breach of duty is based on an act or omission (a) in breach of such person’s duty of loyalty to the Company (and/or its subsidiary) or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper benefit.

Insurance. The Company maintains insurance policies insuring the Company’s directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.
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Item 7.  Exemption From Registration Claimed
Not applicable.
Item 8.  Exhibits.
Regulation S-K Exhibit Number	Document	Reference to Prior Filing or Exhibit No. Attached Hereto

4.1	Certificate of Incorporation of Peapack-Gladstone Financial Corporation	*

4.2	Bylaws of Peapack-Gladstone Financial Corporation	**

5	Opinion of Luse Gorman, PC	Attached as Exhibit 5

10.1	Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan	***

10.2	Form of Time-Based Restricted Stock Unit Award Agreement	Attached as Exhibit 10.2

23.1	Consent of Luse Gorman, PC	Contained in Exhibit 5

23.2	Consent of Independent Registered Public Accounting Firm	Attached as Exhibit 23.2

24.1	Power of Attorney	Contained on Signature Page
_________________________

*	Incorporated by reference to Exhibit 3 of the Company’s Form 10-Q Quarterly Report filed on November 9, 2009 (File No. 001-16197).
**	Incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K Current Report filed on December 20, 2017 (File No. 001-16197).
***
Incorporated by reference to Appendix A to the proxy statement for the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation (File No. 001-16197), filed by the Company under the Exchange Act on March 18, 2021).

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Item 9.  Undertakings

The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
5. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 1st day of July, 2021
PEAPACK-GLADSTONE FINANCIAL CORPORATION
By:	/s/ Douglas L. Kennedy
Douglas L. Kennedy
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation (the “Company”) hereby severally constitute and appoint Douglas L. Kennedy and Jeffrey J. Carfora, and each of them, as our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said Douglas L. Kennedy and Jeffrey J. Carfora may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be issued under the Peapack-Gladstone Financial Corporation 2021 Long-Term Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Douglas L. Kennedy and Jeffrey J. Carfora shall do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date

/s/ Douglas L. Kennedy	President and Chief Executive Officer and Director	July 1, 2021
Douglas L. Kennedy	(Principal Executive Officer)
/s/ Jeffrey J. Carfora	Senior Executive Vice President and Chief Financial Officer	July 1, 2021
Jeffrey J. Carfora	(Principal Financial Officer)
/s/ Francessco S. Rossi	Senior Vice President and Chief Accounting Officer	July 1, 2021
Francessco S. Rossi	(Principal Accounting Officer)
/s/ F. Duffield Meyercord	Chairman of the Board	July 1, 2021
F. Duffield Meyercord
/s/ Carmen M. Bowser	Director	July 1, 2021
Carmen M. Bowser
/s/ Susan A. Cole	Director	July 1, 2021
Susan A. Cole
/s/ Anthony J. Consi II	Director	July 1, 2021
Anthony J. Consi II

/s/ Richard Daingerfield	Director	July 1, 2021
Richard Daingerfield

/s/ Edward A. Grampigna, Jr.	Director	July 1, 2021
Edward A. Gramigna, Jr.
/s/ Peter D. Horst	Director	July 1, 2021
Peter D. Horst
/s/ Steven A. Kass	Director	July 1, 2021
Steven A. Kass
/s/ Patrick J. Mullen	Director	July 1, 2021
Patrick J. Mullen
/s/ Philip W. Smith III	Director	July 1, 2021
Philip W. Smith III
/s/ Tony Spinelli	Director	July 1, 2021
Tony Spinelli
/s/ Beth Welsh	Director	July 1, 2021
Beth Welsh